The American Funds Income Series

August 31, 2014

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$30,658
Class B	$174
Class C	$992
Class F1	$1,825
Class F2	$784
Total	$34,433
Class 529-A	$1,495
Class 529-B	$12
Class 529-C	$187
Class 529-E	$68
Class 529-F1	$131
Class R-1	$50
Class R-2	$518
Class R-2E	-
Class R-3	$1,147
Class R-4	$1,368
Class R-5	$1,674
Class R-6	$27,786
Total	$34,436

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.1513
Class B	$0.0515
Class C	$0.0457
Class F1	$0.1523
Class F2	$0.1867
Class 529-A	$0.1392
Class 529-B	$0.0384
Class 529-C	$0.0383
Class 529-E	$0.1071
Class 529-F1	$0.1702
Class R-1	$0.0482
Class R-2	$0.0462
Class R-2E	-
Class R-3	$0.1066
Class R-4	$0.1526
Class R-5	$0.1945
Class R-6	$0.2016

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	189,705
Class B	2,664
Class C	19,496
Class F1	11,698
Class F2	5,051
Total	228,614
Class 529-A	9,871
Class 529-B	242
Class 529-C	4,366
Class 529-E	575
Class 529-F1	728
Class R-1	1,013
Class R-2	10,514
Class R-2E	1
Class R-3	10,166
Class R-4	8,587
Class R-5	7,203
Class R-6	168,489
Total	221,755

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$13.99
Class B	$13.98
Class C	$13.98
Class F1	$13.99
Class F2	$13.99
Class 529-A	$13.99
Class 529-B	$13.97
Class 529-C	$13.97
Class 529-E	$13.99
Class 529-F1	$13.99
Class R-1	$13.98
Class R-2	$13.98
Class R-2E	$13.99
Class R-3	$13.99
Class R-4	$13.99
Class R-5	$13.99
Class R-6	$13.99